CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of California Investment Trust and California Investment Trust II and to the use of our report dated October 14, 2005 on the financial statements and financial highlights of California Tax-Free Income Fund, California Insured Intermediate Fund and California Tax-Free Money Market Fund, each a series of shares of beneficial interest of California Investment Trust and of S&P 500 Index Fund, S&P SmallCap Index Fund, Equity Income Fund, S&P MidCap Index Fund, the United States Treasury Trust, U.S. Government Securities Fund, European Growth & Income Fund, Nasdaq-100 Index Fund and Short-Term U.S. Government Bond Fund, each a series of shares of beneficial interest of California Investment Trust II. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.


                                                 TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
December 30, 2005